Exhibit 10.1

ASSIGNMENT NO. 1 OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of August 3, 2016, by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (the “Bank”), and CHASE CARD FUNDING LLC (“Chase Card Funding”), pursuant to the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Chase USA and Chase Card Funding are parties to the Receivables Purchase Agreement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, Chase USA wishes to designate Additional Accounts to be included as Accounts and to convey hereby the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to Chase Card Funding; and

WHEREAS, Chase Card Funding is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Chase USA and Chase Card Funding, hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein or, if not defined therein, in the Indenture (as defined in the Agreement).

“Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby, June 30, 2016.

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, August 3, 2016.

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, July 27, 2016 which shall be a date on or prior to the third (3rd) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(a) of the Agreement and the fifth (5th) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(b) of the Agreement.

2. Designation of Additional Accounts. No later than five (5) Business Days after the Addition Date, Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of each VISA® and MasterCard®1 account which, as of the Addition Date, shall be deemed to be an

[1]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

Additional Account, identified by account reference number and the aggregate amount of the Receivables in each such Additional Account as of the Addition Cut-Off Date, which list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall modify and amend and be incorporated into and made part of the Agreement and shall supplement Schedule 2 to the Agreement.

3. Conveyance of Receivables.

(a) Chase USA does hereby sell, transfer and assign to Chase Card Funding all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof. This subsection 3(a) does not constitute and is not intended to result in the creation or assumption by Chase Card Funding of any obligation of Chase USA or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard® or insurers.

(b) Chase USA hereby grants to Chase Card Funding a security interest in all of its right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto and all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement and accrued and unpaid interest with respect thereto. This Assignment constitutes a security agreement under the UCC.

(c) If necessary, Chase USA agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Chase Card Funding, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Chase Card Funding on or prior to the Addition Date. Chase Card Funding shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(d) In connection with such transfers, Chase USA further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Chase Card Funding pursuant to this Assignment.

(e) The parties hereto agree that all transfers of Receivables to Chase Card Funding pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of Chase USA. The parties hereto acknowledge and agree that each such transfer is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

4. Representations and Warranties of Chase USA.

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby was an Eligible Account;

(c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of Receivables arising in the Additional Accounts to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by Chase Card Funding of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to Chase Card Funding of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, the Agreement as amended by this Assignment constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to Chase Card Funding, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, Chase Card Funding shall have a first priority perfected security or ownership interest in such property;

(f) No Conflict. The execution and delivery by Chase USA of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Chase USA, will not conflict with or violate any Requirements of Law applicable to Chase USA or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Chase USA is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of this Assignment by Chase USA and the performance of the transactions contemplated by this Assignment by Chase USA, have been obtained.

5. Conditions Precedent. The designation of Additional Accounts pursuant to Section 2 of this Assignment, the conveyance of Receivables pursuant to Section 3 of this Assignment and the amendment of the Agreement pursuant to Section 6 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.10(c) of the Agreement on or prior to the dates specified in such subsection 2.10(c), except to the extent any such conditions have been waived. For purposes of subsection 2.10(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.10(c)(ix) of the Agreement, Chase USA shall have delivered to Chase Card Funding, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (a) all requirements set forth in subsection 2.10(c) of the Agreement for designating and conveying Receivables in Additional Accounts have been satisfied or waived and (b) each of the representations and warranties made by Chase USA in Section 4 of this Assignment is accurate as of the Addition Date. Chase Card Funding may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Receivables Purchase Agreement. The Agreement is hereby amended to provide that all references therein to the “Receivables Purchase Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. All references therein to Additional Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Receivables shall be deemed to include the Receivables conveyed hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Removal Upon Breach. In the event of a breach of any of the warranties set forth in Section 4 hereof other than a breach or event set forth in subsection 2.06(a) of the Agreement, if as a result of such breach the related Receivable is no longer an Eligible Receivable or Chase Card Funding’s rights in, to or under such Receivable or its proceeds are impaired, then, upon the satisfaction of all terms and conditions set forth in Section 2.06 of the Agreement, such Receivable shall be removed from Chase Card Funding on the terms and conditions set forth in subsection 2.06(b) of the Agreement and Chase USA shall accept reassignment of such Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be accurate in all material respects as if such Receivable had been designated for inclusion in Chase Card Funding on such day.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ Todd S. Lehner
Name:	Todd S. Lehner
Title:	Managing Director

CHASE CARD FUNDING LLC

By:	/s/ Brent L. Barton
Name:	Brent L. Barton
Title:	Chief Executive Officer

Chase Issuance Trust

Assignment No. 1 (RPA)

Schedule 1

to Assignment No. 1

of Receivables

List of Additional Accounts

[Delivered to Chase Card Funding]

Schedule 2

to Assignment No. 1

of Receivables

Chase Bank USA, National Association

Officer’s Certificate

Todd S. Lehner, a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, hereby certifies and acknowledges on behalf of Chase USA that to the best of his knowledge the following statements are true on                      (the “Addition Date”), and acknowledges on behalf of Chase USA that this Officer’s Certificate will be relied upon by Chase Card Funding LLC (“Chase Card Funding”), in connection with Chase Card Funding entering into Assignment No.      of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and between Chase USA and Chase Card Funding, in connection with the Receivables Purchase Agreement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Receivables Purchase Agreement”), by and between Chase USA and Chase Card Funding. The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) Chase USA has delivered to Chase Card Funding the Assignment, and (ii) Chase USA has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Chase Card Funding. Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of the Additional Accounts, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of the Addition Date, modify and amend and be incorporated into and made a part of the Assignment and the Receivables Purchase Agreement;

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Accounts. As of the Addition Cut-Off Date, each Additional Account designated thereby is an Eligible Account;

(d) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of Receivables arising in the Additional Accounts to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by Chase Card Funding of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

(f) Conditions Precedent. All requirements set forth in subsection 2.10(c) of the Receivables Purchase Agreement for designating and conveying Receivables arising in the Additional Accounts have been satisfied or waived;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under the Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of the Assignment by Chase USA and the performance of the transactions contemplated by the Assignment by Chase USA, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Receivables Purchase Agreement, or, if not defined therein, in the Indenture (as defined in the Receivables Purchase Agreement).

IN WITNESS WHEREOF, I have hereunto set my hand this          day of             .

CHASE BANK USA,
NATIONAL ASSOCIATION

By:
Name:
Title: